UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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Stream Global Services, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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STREAM GLOBAL SERVICES, INC.

Notice of Annual Meeting of Stockholders

STREAM GLOBAL SERVICES WILL HOLD ITS

ANNUAL MEETING OF STOCKHOLDERS:

To be held on Wednesday, June 3, 2009

at 11:00 a.m., Eastern Time

at the offices of Stream Global Services, Inc.

20 William Street, Suite 310

Wellesley, Massachusetts 02481

AGENDA FOR THE ANNUAL MEETING:

1. The holders of our Common Stock and Series B Convertible Preferred Stock will elect five directors to our Board of Directors;

2. The holders of our Series A Convertible Preferred Stock will elect three directors to our Board of Directors;

3. The holders of all classes of our capital stock will vote on the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2009; and

4. Our stockholders will transact other business, if any, that may properly come before the Annual Meeting or any adjournment of the meeting.

Stockholders of record at the close of business on Thursday, April 16, 2009 are entitled to receive this notice of our Annual Meeting and to vote at the Annual Meeting and at any adjournments of the meeting.

Included with this Notice and Proxy Statement is a copy of our Annual Report to Stockholders for the year ended December 31, 2008, which contains our consolidated financial statements and other information of interest to our stockholders.

Your vote is important. Whether or not you plan to attend the Annual Meeting, please promptly complete, date and sign the enclosed proxy card and return it in the accompanying envelope. If you mail the proxy card in the United States, postage is prepaid. You may obtain directions to the location of the Annual Meeting by contacting our Investor Relations at (781) 304-1815.

By Order of the Board of Directors,

Sheila M. Flaherty, Secretary

April 23, 2009

STREAM GLOBAL SERVICES, INC.

20 William Street, Suite 310

Wellesley, Massachusetts 02481

PROXY STATEMENT

For our Annual Meeting of Stockholders to be held on June 3, 2009

Stream Global Services, Inc., a Delaware corporation (often referred to as “we,” “us” or “Stream” in this document), is sending you this proxy statement in connection with the solicitation of proxies by our Board of Directors for use at our Annual Meeting of Stockholders, which will be held on Wednesday, June 3, 2009 at 11:00 a.m., Eastern Time, at our offices, 20 William Street, Suite 310, Wellesley, Massachusetts. If the Annual Meeting is adjourned for any reason, then the proxies may be used at any adjournments of the Annual Meeting.

We are first sending the Notice of Meeting, this proxy statement, the enclosed proxy card and our Annual Report to Stockholders for the year ended December 31, 2008 to our stockholders on or about April 23, 2009.

Important Notice Regarding the Availability of Proxy Materials for our Annual Meeting of Stockholders to be Held on June 3, 2009:

This proxy statement and our 2008 Annual Report to Stockholders are available for viewing, printing and downloading at http://www.sendd.com/EZProxy/?project_id=262.

We will furnish without charge a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, as filed with the Securities and Exchange Commission, or SEC, to any stockholder who requests it in writing or verbally by contacting Stream Global Services, Inc., 20 William Street, Suite 310, Wellesley, Massachusetts 02481, Attention: Investor Relations, (781) 304-1815. This proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 are also available on the SEC’s website at www.sec.gov.

INFORMATION ABOUT THE ANNUAL MEETING, VOTING

AND COMMUNICATING WITH OUR BOARD OF DIRECTORS

What is the purpose of the Annual Meeting?

At the Annual Meeting, our stockholders will consider and vote on the following matters:

1. The holders of our Common Stock and Series B Convertible Preferred Stock will elect five directors to our Board of Directors;

2. The holders of our Series A Convertible Preferred Stock will elect three directors to our Board of Directors;

3. The holders of all classes of our capital stock will vote on the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2009; and

4. Our stockholders will transact other business, if any, that may properly come before the Annual Meeting or any adjournment of the meeting.

Who can vote, and how many votes do I have?

To be able to vote on the above matters, you must have been a Stream stockholder of record at the close of business on April 16, 2009, the record date for the Annual Meeting. The holders of our common stock, $.001 par value per share (“Common Stock”), Series A Convertible Preferred Stock, $.001 par value per share (“Series A Preferred Stock”), and Series B Convertible Preferred Stock, $.001 par value per share (“Series B Preferred Stock”), are entitled to vote at our Annual Meeting. In this proxy statement we often refer to the Series A Preferred Stock and Series B Preferred Stock collectively as our “Preferred Stock.”

Each share of our Common Stock that you owned on the record date entitles you to one vote on each matter that is voted on, other than Proposal 2 to elect three Series A Directors, as described below in “Proposal 2—Election of Series A Directors.” 9,451,753 shares of Common Stock were issued and outstanding on the record date, including the shares of Common Stock in our publicly traded units (each unit comprises one share of Common Stock and one warrant to purchase one share of Common Stock).

Each share of our Series A Preferred Stock that you owned on the record date entitles you to the number of votes on each matter that is voted on that equals the number of shares of Common Stock into which your Series A Preferred Stock is convertible, other than Proposal 1 to elect five Common Stock Directors, as described below in “Proposal 1—Election of Common Stock Directors.” 150,000 shares of Series A Preferred Stock were issued and outstanding on the record date, which were convertible into 25,298,000 shares of Common Stock and therefore represent 25,298,000 votes at the Annual Meeting.

Each share of our Series B Preferred Stock that you owned on the record date entitles you to the number of votes on each matter that is voted on that equals the number of shares of Common Stock into which your Series B Preferred Stock is convertible, other than Proposal 2 to elect three Series A Directors, as described below in “Proposal 2—Election of Series A Directors.” 702 shares of Series B Preferred Stock were issued and outstanding on the record date, which were convertible into 117,000 shares of Common Stock and therefore represent 117,000 votes at the Annual Meeting.

Is my vote important?

Your vote is important regardless of how many shares you own. Please take the time to vote. Take a moment to read the instructions below. Choose the method of voting that is easiest and most convenient for you and please cast your vote as soon as possible.

How can I vote?

Stockholder of record: Shares registered in your name. If you are a stockholder of record, that is, your shares are registered in your own name, not in “street name” by a bank or brokerage firm, then you can vote in either of the following ways:

1. You may vote by mail. To vote by mail, you need to complete, date and sign the proxy card that accompanies this proxy statement and promptly mail it in the enclosed postage-prepaid envelope to our vote tabulator, Continental Stock Transfer & Trust Company. You do not need to put a stamp on the enclosed envelope if you mail it in the United States. The persons named in the proxy card will vote the shares you own in accordance with your instructions on the proxy card you mail. Continental must receive your proxy card no later than June 2, 2009, the day before the Annual Meeting, for your proxy to be valid and your vote to count. If you return the proxy card, but do not give any instructions on a particular matter described in this proxy statement, then the persons named in the proxy card will vote the shares you own in accordance with the recommendations of our Board of Directors. Our Board of Directors recommends that you vote FOR all three proposals.

2. You may vote in person. If you attend the Annual Meeting, you may vote by delivering your completed proxy card in person or you may vote by completing a ballot at the meeting. Ballots will be available at the meeting.

Beneficial owner: Shares held in “street name.” If the shares you own are held in “street name” by a bank or brokerage firm, then your bank or brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. In order to vote your shares, you will need to follow the directions your bank or brokerage firm provides to you. Many banks and brokerage firms also offer the option of voting over the Internet or by telephone, instructions for which would be provided by your bank or brokerage firm on your vote instruction form. Under the New York Stock Exchange rules that govern banks and brokerage firms, if you do not give instructions to your bank or brokerage firm, it will still be able to vote your shares with respect to certain “discretionary” items, but will not be allowed to vote your shares with respect to certain “non-discretionary” items. For example, the election of directors and ratification of the appointment of registered public accounting firms are considered to be discretionary items on which banks and brokerage firms may vote. In the case of non-discretionary items, the shares will be treated as “broker non-votes.” “Broker non-votes” are shares that are held in “street name” by a bank or brokerage firm that indicates on its proxy that it does not have discretionary authority to vote on a particular matter.

If you wish to come to the meeting to personally vote your shares held in street name, you will need to obtain a proxy card from the holder of record (i.e., your brokerage firm or bank). You will not be able to vote shares you hold in “street name” in person at the Annual Meeting unless you have a proxy from your brokerage firm or bank issued in your name giving you the right to vote your shares.

Can I change my vote after I have mailed my proxy card?

Yes. You can change your vote and revoke your proxy at any time before the polls close at the Annual Meeting by doing any one of the following things:

•	signing and returning another proxy card with a later date;

•	giving our corporate Secretary a written notice before or at the meeting that you want to revoke your proxy; or

•	voting in person at the meeting.

Your attendance at the meeting will not, by itself, revoke your proxy.

What constitutes a quorum?

In order for business to be conducted at the meeting, a quorum must be present. A quorum consists of the holders of a majority in voting power of the issued and outstanding shares of our capital stock, including our Common Stock and Preferred Stock.

Shares of Common Stock or Preferred Stock represented in person or by proxy (including “broker non-votes” and shares that abstain or do not vote with respect to one or more of the matters to be voted upon) will be counted for the purpose of determining whether a quorum exists. “Broker non-votes” are shares that are held in “street name” by a bank or brokerage firm that indicates on its proxy that it does not have discretionary authority to vote on a particular matter.

If a quorum is not present, then we expect that we will adjourn the meeting until a quorum is obtained.

What vote is required for each item?

Election of directors (Proposals 1 and 2): The five nominees for Common Stock Director receiving the highest number of votes cast FOR election by the holders of Common Stock and Series B Preferred Stock at the meeting, voting together as a single class, will be elected, regardless of whether that number represents a majority of the votes cast. Similarly, the three nominees for Series A Director receiving the highest number of votes cast FOR election by the holders of Series A Preferred Stock at the meeting will be elected, regardless of whether that number represents a majority of the votes cast. You may:

•	vote FOR all applicable nominees,

•	vote FOR one or more applicable nominee(s) and WITHHOLD your vote from the other nominee(s), or

•	WITHHOLD your vote from all applicable nominees.

Ratification of the appointment of our registered public accounting firm (Proposal 3): The affirmative vote of a majority of the total number of votes cast on this proposal at the meeting by the holders of our Common Stock and Preferred Stock, voting together as a single class, is needed to approve this matter.

How will votes be counted?

Each share of Common Stock will be counted as one vote, and each share of Preferred Stock will be counted as the number of votes that equals the number of shares of Common Stock into which the Preferred Stock is convertible. Shares will not be counted as voting on a particular matter if either (1) the holder of the shares abstains from voting on the matter, or (2) the shares are broker non-votes. As a result, abstentions and broker non-votes will have no effect on the outcome of voting at the meeting.

Who will count the votes?

Our transfer agent and registrar, Continental Stock Transfer & Trust Company, will count, tabulate and certify the votes. A representative of Continental Stock Transfer & Trust Company will serve as the inspector of elections at the meeting.

How does the Board of Directors recommend that I vote on the proposals?

Our Board of Directors recommends that you vote FOR all three proposals.

Will any other business be conducted at the Annual Meeting or will other matters be voted on?

We are not aware of any other business to be conducted or matters to be voted upon at the meeting. If any other matter properly comes before the meeting, then the persons named in the proxy card that accompanies this proxy statement will exercise their judgment in deciding how to vote or act at the meeting with respect to that matter or proposal.

Does Stream require members of its Board of Directors to attend the Annual Meeting?

Our Second Amended and Restated By-Laws require that the Chairman of our Board of Directors attend the Annual Meeting, and if he cannot attend, then one of our vice presidents would attend in his stead. The other members of our Board of Directors are welcome to attend the Annual Meeting, but are not required to do so. Two of our directors attended our 2008 annual meeting of stockholders.

Where can I find the voting results?

We will report the voting results from the Annual Meeting in our Quarterly Report on Form 10-Q for the second quarter of 2009, which we expect to file with the Securities and Exchange Commission (the “SEC”) in August 2009.

Can I recommend a candidate for nomination to Stream’s Board of Directors for the 2010 annual meeting?

Yes. Stockholders may recommend director candidates for consideration by the Nominating Committee of our Board of Directors by submitting the stockholder’s name, address and phone number, the candidate’s name, address and phone number and the candidate’s resume to our Secretary and Chief Legal and Administrative Officer at the address below. If a stockholder would like a candidate to be considered for inclusion in the proxy statement for our 2010 annual meeting, then the stockholder must follow the procedures for stockholder proposals outlined immediately below under “How and when may I submit a stockholder proposal for the 2010 annual meeting.” You can find more detailed information on our process for selecting Board members and our criteria for Board nominees in the section of this proxy statement entitled “Committees of our Board of Directors—Nominating Committee.”

How and when may I submit a stockholder proposal for the 2010 annual meeting?

If you are interested in submitting a proposal or information about a proposed director candidate for inclusion in the proxy statement for our 2010 annual meeting, then you must follow the procedures outlined in Rule 14a-8 of the Securities Exchange Act of 1934. To be eligible for inclusion, your stockholder proposal or information about your proposed director candidate must be delivered to the address noted below no later than December 24, 2009.

If you wish to present a proposal or a proposed director candidate at the 2010 annual meeting of stockholders, but do not wish to have the proposal or director candidate considered for inclusion in the proxy statement and proxy card, you must also give written notice to us at the address noted below. If we hold our 2010 annual meeting on or near the first anniversary of our 2009 Annual Meeting (that is, June 3, 2010), then we must receive this required notice no earlier than February 3, 2010 and no later than March 5, 2010. However, if we change the date of our 2010 annual meeting by advancing it by more than 20 days before June 3, 2010 or by delaying it more than 60 days after June 3, 2010, then we must receive the required notice of a proposal or proposed director candidate either no earlier than February 3, 2010 and no later than March 5, 2010, or 10 days after we notify our stockholders of the meeting either by mail or by public disclosure, whichever date occurs first. If you do not provide timely notice of a proposal or proposed director candidate to be presented at the 2010 annual meeting of stockholders, then the persons named in the proxy card that accompanies the proxy statement for our 2010 annual meeting will decide, in their own discretion, whether or not, and how, to vote on that proposal or candidate.

Any proposals, notices or information about proposed director candidates should be sent to:

Stream Global Services, Inc.

20 William Street, Suite 310

Wellesley, MA 02481

Attention: Secretary and Chief Legal and Administrative Officer

How can I communicate with Stream’s Board of Directors?

Our stockholders may send communications to our Board of Directors by forwarding them to our Secretary and Chief Legal and Administrative Officer at the above address. Our Secretary and Chief Legal and Administrative Officer reviews and presents all stockholder communications to our Board in a timely fashion.

Who bears the costs of soliciting these proxies?

We will bear the costs of soliciting proxies. We are soliciting proxies for the Annual Meeting by mailing this proxy statement and accompanying materials to our stockholders. We are also soliciting proxies in the following ways:

•	Our directors, officers and employees may, without additional pay, solicit proxies by telephone, facsimile, e-mail and personal interviews.

•

We will request brokerage houses, custodians, nominees and fiduciaries to forward copies of the proxy materials to the persons for whom they hold shares and request instructions for voting the proxies. We will reimburse the brokerage houses and other persons for their reasonable expenses in connection with this distribution.

Whom should I contact if I have any questions?

If you have any questions about the Annual Meeting or your ownership of our Common Stock or Preferred Stock, please contact:

Stream Global Services, Inc.

20 William Street, Suite 310

Wellesley, MA 02481

Attention: Investor Relations

(781) 304-1815

Householding of Annual Meeting materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement and annual report to stockholders may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you call or write our investor relations department at the address or telephone number listed above. If you wish to receive separate copies of our proxy statement or annual report to stockholders in the future, or if you are receiving multiple copies and wish to receive only one copy per household, then you should contact your bank, broker, or other nominee record holder.

PROPOSAL 1—ELECTION OF COMMON STOCK DIRECTORS

At this Annual Meeting, the holders of our Common Stock and Series B Preferred Stock, voting together as a single class, will elect five directors (the “Common Stock Directors”) to our Board of Directors to hold office until our 2010 annual meeting of stockholders. The nominees for Common Stock Directors are R. Scott Murray, G. Drew Conway, Paul G. Joubert, Stephen D. R. Moore and Kevin T. O’Leary. Of these nominees, Messrs. Conway, Joubert and Moore are being nominated for election to seats on the Board of Directors that Ares Corporate Opportunities Fund II, L.P. (“Ares”), the sole holder of our Series A Preferred Stock and owner of approximately 73% of the outstanding shares of our capital stock (as converted to Common Stock and assuming no exercise of Ares’ warrants), would be entitled to elect under our Certificate of Designations of the Series A Convertible Preferred Stock.

All of the nominees for Common Stock Directors are currently directors of Stream, and you can find more information about each of them in the section of this proxy statement entitled “INFORMATION ABOUT OUR DIRECTORS, OFFICERS AND 5% STOCKHOLDERS—Our Board of Directors.” Our Common Stock and Series B Preferred Stock holders will not vote on the Series A Directors described below.

The persons named in the enclosed proxy card will vote to elect these five nominees as Common Stock Directors, unless you withhold authority to vote for the election of any or all of the nominees by marking the proxy card to that effect. Each of the nominees has indicated his willingness to serve if elected. However, if any nominee should be unable to serve, then the persons named in the proxy card may vote the proxy for a substitute nominee nominated by our Board of Directors, or our Board of Directors may reduce the number of directors.

Our Board of Directors recommends a vote FOR each of the nominees for Common Stock Directors.

PROPOSAL 2—ELECTION OF SERIES A DIRECTORS

Under our Certificate of Designations of the Series A Convertible Preferred Stock, Ares, the sole holder of our Series A Preferred Stock, is entitled to elect a number of directors to the Board of Directors such that the proportion of directors elected by Ares is equal to the percentage of outstanding shares of our capital stock, as converted to Common Stock, that Ares owns on the record date for the Annual Meeting (approximately 73% assuming no exercise of Ares’ warrants). Under the Stockholder’s Agreement dated August 7, 2008 between Stream and Ares (the “Stockholder’s Agreement”), Ares has nominated David B. Kaplan, Jeffrey B. Schwartz and Nathan Walton (the “Series A Directors”) for election to our Board of Directors to hold office until our 2010 annual meeting of stockholders. All of the Series A Directors have management positions in the Private Equity Group of Ares Management LLC, which indirectly controls Ares, and are currently directors of Stream. You can find more information about each of them in the section of this proxy statement entitled “INFORMATION ABOUT OUR DIRECTORS, OFFICERS AND 5% STOCKHOLDERS—Our Board of Directors.” Ares will not vote its Series A Preferred Stock in the election of the Common Stock Directors described above, although Ares does have the right to vote its Series B Preferred Stock in the election of the Common Stock Directors.

Each of the nominees for Series A Director has indicated his willingness to serve if elected. However, if any nominee should be unable to serve, then Ares may elect a substitute Series A Director under the terms of the Stockholder’s Agreement.

Our Board of Directors recommends a vote FOR each of the nominees for Series A Directors.

PROPOSAL 3—RATIFICATION OF THE APPOINTMENT

OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board of Directors has appointed Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2009. Although stockholder approval of the Committee’s appointment of Ernst & Young LLP is not required by law, we believe that it is advisable to give stockholders an opportunity to ratify this appointment. If our stockholders do not ratify this appointment, then our Audit Committee will reconsider the appointment. We expect that a representative of Ernst & Young LLP, which served as our auditors for the year ended December 31, 2008, will be present at the Annual Meeting to respond to appropriate questions, and to make a statement if he or she wishes.

Our Board of Directors recommends a vote FOR this proposal.

Auditors’ Fees

During the two fiscal years ended December 31, 2008, BDO Seidman, LLP served as our registered public accounting firm from June 26, 2007, the date of our inception, to October 10, 2008, and Ernst & Young LLP served as our registered public accounting firm from October 11, 2008 to December 31, 2008. The following table provides information about the fees we paid to BDO Seidman, LLP and Ernst & Young LLP during the 2008 and 2007 fiscal years.

Registered Public Accounting Firm	Year	Audit Fees		Audit-Related Fees	Tax Fees	All Other Fees
Ernst & Young LLP	2008	$1,600,000	(1)	$0	$0	$0
BDO Seidman, LLP	2008	332,857	(2)	0	0	0
BDO Seidman, LLP	2007	113,761	(2)	0	0	0

(1)	Represents total fees billed by Ernst & Young LLP for:

•	the audit of our annual financial statements and reviewing the financial statements included in our Quarterly Reports on Forms 10-Q; and

•	services provided by Ernst & Young LLP in connection with statutory filings of our subsidiaries incorporated outside of the United States.

(2)	Consists of fees billed by BDO Seidman, LLP for the audit of our financial statements, the review of our registration statement on Form S-1 and proxy statement and issuance of comfort letters, the review of the interim financial statements included in our quarterly reports on Form 10-Q, and other professional services provided in connection with statutory and regulatory filings or engagements.

All services by our registered public accounting firms and the associated fees must be submitted to the Audit Committee of our Board of Directors for approval. Our Audit Committee pre-approved all of the fees described above.

On October 10, 2008, our Audit Committee dismissed BDO Seidman, LLP, which had been our independent registered public accounting firm from our inception on June 26, 2007 until October 10, 2008, and selected Ernst & Young LLP as our independent registered public accounting firm. The reports of BDO Seidman, LLP on our consolidated financial statements as of and for the fiscal year ended December 31, 2007 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the period from June 26, 2007 to December 31, 2007 and through October 10, 2008, (a) there were no disagreements with BDO Seidman, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BDO Seidman, LLP, would have caused them to make reference thereto in their reports on the financial statements for such period, and (b) there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K promulgated under the Securities Exchange Act of 1934.

INFORMATION ABOUT OUR DIRECTORS, OFFICERS AND 5% STOCKHOLDERS

Security Ownership of Certain Beneficial Owners and Management

The following table contains information as of March 20, 2009 about the beneficial ownership of shares of our capital stock by:

(1) each person of whom we are aware who beneficially owns 5% or more of the outstanding shares of our capital stock, as converted to Common Stock;

(2) our directors and nominees for director;

(3) R. Scott Murray, our Chief Executive Officer (principal executive officer);

(4) Stephen C. Farrell, our Chief Financial Officer (principal financial officer);

(5) our two other most highly compensated executive officers who were serving as executive officers on December 31, 2008, plus our former Chief Financial Officer who was no longer a Stream executive officer on December 31, 2008 (we refer to the persons described in clauses (3), (4) and (5) collectively as our “Named Executive Officers”); and

(6) all of our directors and executive officers as a group.

Unless otherwise indicated, the address for each stockholder in the table below is c/o Stream Global Services, Inc., 20 William Street, Suite 310, Wellesley, Massachusetts 02481.

	Amount and Nature of Beneficial Ownership(1)
	Number of Shares of Common Stock		Percent of Common Stock(2)	Number of Shares and Percent of Series A Preferred Stock	Number of Shares and Percent of Series B Preferred Stock	Percent of Outstanding Stock of All Classes(3)
Name and Address of Beneficial Owner						Assuming Exercise of All Warrants Held by Owner	Assuming No Exercise of Warrants Held by Owner
5% Stockholders

Ares Corporate Opportunities Fund II, L.P. 2000 Avenue of the Stars 12th Floor Los Angeles, CA 90067	33,340,000	(4)	77.9%	150,000 shares, 100%	702 shares, 100%	77.9%	72.9%

Aldebaran Investments LLC 500 Park Avenue 5th Floor New York, NY 10022	5,462,300	(5)	36.6	0	0	15.7	0

Citigroup Global Markets Inc. 388 Greenwich Street New York, NY 10013	1,262,342	(6)	11.8	0	0	3.6	0

Millennium Management LLC 666 Fifth Avenue New York, NY 10103	5,510,492	(7)	36.8	0	0	15.8	0

P. Schoenfeld Asset Management LLC 1350 Avenue of the Americas 21st Floor New York, NY 10019	1,173,822	(8)	11.1	0	0	3.4	*

	Amount and Nature of Beneficial Ownership(1)
	Number of Shares of Common Stock		Percent of Common Stock(2)	Number of Shares and Percent of Series A Preferred Stock	Number of Shares and Percent of Series B Preferred Stock	Percent of Outstanding Stock of All Classes(3)
Name and Address of Beneficial Owner						Assuming Exercise of All Warrants Held by Owner	Assuming No Exercise of Warrants Held by Owner
Pine River Capital Management L.P. 601 Carlson Parkway Suite 330 Minnetonka, MN 55305	1,641,900	(9)	14.8	0	0	4.7	0

QVT Financial LP 1177 Avenue of the Americas, 9th Floor New York, New York 10036	641,201	(10)	6.4	0	0	1.8	0

Satellite Asset Management, L.P. 623 Fifth Avenue 19th Floor New York, NY 10022	675,567	(11)	6.7	0	0	1.9	0

Third Point Offshore Master Fund, L.P. c/o Walkers SPV Limited Walker House, 87 Mary Street George Town Grand Cayman KY1-9002 Cayman Islands British West Indies	1,928,300	(12)	16.9	0	0	5.5	0

Directors and Named Executive Officers

R. Scott Murray	3,779,802	(13)	40.0	0	0	10.8	10.8

G. Drew Conway	441,130		4.7	0	0	1.3	1.3

Robert Dechant	20,000	(14)	*	0	0	*	*

Stephen C. Farrell	361,140	(15)	3.7	0	0	1.0	*

Sheila M. Flaherty	571,815	(16)	6.0	0	0	1.6	1.6

Paul G. Joubert	477,254		5.1	0	0	1.4	1.4

David B. Kaplan	0	(17)	0	0	0	0	0

Stephen D. R. Moore	311,198		3.3	0	0	*	*

Kevin T. O’Leary	467,254		4.9	0	0	1.3	1.3

Jeffrey B. Schwartz	0	(17)	0	0	0	0	0

Nathan Walton	0	(17)	0	0	0	0	0

Charles F. Kane	256,135	(18)	2.7	0	0	*	*

All executive officers and directors as a group (11 persons)	6,429,593	(19)	65.3	0	0	18.4	17.3

*	Less than 1%

(1)	As of March 20, 2009, we had outstanding:

•

9,454,382 shares of our Common Stock, including shares of Common Stock that are part of our outstanding, publicly traded units (each unit comprises one share of Common Stock and one warrant to purchase a share of Common Stock);

•	150,000 shares of our Series A Convertible Preferred Stock, which were convertible into 25,298,000 shares of Common Stock;

•	702 shares of our Series B Convertible Preferred Stock, which were convertible into 117,000 shares of Common Stock; and

•	38,750,000 warrants (including warrants that are part of our publicly traded units), each of which is exercisable for one share of Common Stock at an exercise price of $6.00 per share.

The number of shares that each stockholder, director and executive officer beneficially owns is determined under rules promulgated by the SEC. Under the SEC rules, a person is deemed to beneficially own (a) any shares that the person has sole or shared power to vote or invest and (b) any shares that the person has the right to acquire within 60 days after March 20, 2009 (i.e., May 19, 2009) through the exercise of any stock option or warrant, the conversion of any convertible security or the exercise of any other right. However, the inclusion of shares in this table does not mean that the named stockholder is a direct or indirect beneficial owner of the shares for any other purpose. Unless otherwise noted in the footnotes to this table, each person or entity named in the table has sole voting and investment power (or shares this power with his or her spouse) over all shares listed as owned by the person or entity.

(2)	With respect to each stockholder, in calculating this percentage in accordance with SEC rules, we included shares of Common Stock issuable upon exercise of the stockholder’s warrants and upon conversion of the stockholder’s Preferred Stock in both the numerator and denominator only for that particular stockholder, and these amounts are not included in the denominator for other stockholders. Accordingly, the percentages in this table total more than 100%.

(3)	The percentages in this column assume conversion of all outstanding shares of Preferred Stock into Common Stock. The percentages in the “Assuming Exercise of All Warrants Held by Owner” column assume that the particular stockholder exercised his or its warrants but that no other outstanding warrants were exercised.

(4)	Consists of (1) 25,298,000 shares of Common Stock issuable upon conversion of 150,000 shares of Series A Preferred Stock held by Ares, (2) 117,000 shares of Common Stock issuable upon conversion of 702 shares of Series B Preferred Stock held by Ares, and (3) 7,925,000 shares of Common Stock that Ares may acquire by exercising currently exercisable warrants. This information is based upon beneficial ownership filings made by the stockholder with the SEC. The general partner of Ares is ACOF Management II, L.P. (“ACOF Management II”) and the general partner of ACOF Management II is ACOF Operating Manager II, L.P. (“ACOF Operating Manager II”). ACOF Operating Manager II is indirectly controlled by Ares Management LLC (“Ares Management”) which, in turn, is indirectly controlled by Ares Partners Management Company LLC. Each of the foregoing entities (the “Ares Entities”) and the partners, members, officers, employees and managers thereof, other than Ares, disclaims beneficial ownership of these securities, except to the extent of any pecuniary interest therein. The address of each Ares Entity is 2000 Avenue of the Stars, 12th Floor, Los Angeles, CA 90067.

(5)	Consists of shares of Common Stock that the stockholder may acquire by exercising currently exercisable warrants. This information is based solely upon a Schedule 13G/A that the stockholder filed with the SEC on February 17, 2009.

(6)	Consists of shares of Common Stock that the stockholder may acquire by exercising currently exercisable warrants. This information is based solely upon a Schedule 13G/A that the stockholder filed with the SEC on January 29, 2009.

(7)	Consists of shares of Common Stock that the stockholder may acquire by exercising currently exercisable warrants. This information is based solely upon a Schedule 13D/A that the stockholder filed with the SEC on February 26, 2009.

(8)	Includes 1,163,100 shares of Common Stock that the stockholder may acquire by exercising currently exercisable warrants. This information is based solely upon a Schedule 13G/A that the stockholder filed with the SEC on October 22, 2008.

(9)	Consists of shares of Common Stock that the stockholder may acquire by exercising currently exercisable warrants. This information is based solely upon a Schedule 13G/A that the stockholder filed with the SEC on January 20, 2009.

(10)	Consists of shares of Common Stock that the holder may acquire by exercising currently exercisable warrants. This information is based solely upon a Schedule 13G/A that the stockholder filed with the SEC on February 9, 2009.

(11)	Consists of shares of Common Stock that the holder may acquire by exercising currently exercisable warrants. This information is based solely upon a Schedule 13G that the stockholder filed with the SEC on February 13, 2009.

(12)	Consists of shares of Common Stock that the holder may acquire by exercising currently exercisable warrants. This information is based solely upon a Schedule 13G that the stockholder filed with the SEC on January 6, 2009.

(13)	Consists of (a) 3,753,402 shares of Common Stock held by Trillium Capital LLC, of which Mr. Murray is president, and (b) 26,400 shares of Common Stock held by R. Scott Murray Remainder Trust 2000, for which Mr. Murray shares investment control.

(14)	Consists of 20,000 shares of Common Stock that Mr. Dechant may acquire by exercising stock options that vest on or before May 19, 2009.

(15)	Includes 330,000 shares of Common Stock that Mr. Farrell may acquire by exercising currently exercisable warrants and 27,500 shares of Common Stock that Mr. Farrell may acquire by exercising stock options that vest on or before May 19, 2009.

(16)	Includes 15,000 shares of Common Stock that Ms. Flaherty may acquire by exercising stock options that vest on or before May 19, 2009.

(17)	Does not include securities held by Ares. Mr. Kaplan is a Senior Partner, Mr. Schwartz is a principal and Mr. Walton is a vice president in the Private Equity Group of Ares Management LLC, which indirectly controls Ares. Each of Messrs. Kaplan, Schwartz and Walton disclaims beneficial ownership of the securities held by Ares, except to the extent of any pecuniary interest therein.

(18)	We include disclosure about Mr. Kane because he was our principal financial officer, as defined under SEC rules, during the first two months of 2008. Mr. Kane ceased to be our principal financial officer in March 2008.

(19)	Includes a total of 330,000 shares of Common Stock that directors and officers may acquire by exercising currently exercisable warrants and 62,500 shares of Common Stock that the directors and executive officers may acquire by exercising stock options that vest on or before May 19, 2009.

Our Board of Directors

Below is information about each member of our Board of Directors, all of whom are nominees for reelection as directors at the Annual Meeting. This information includes each director’s age and length of service as a director of Stream, his identification as a Common Stock Director or Series A Director, his principal occupation and business experience for at least the past five years and the names of other publicly held companies of which he serves as a director. There are no family relationships among any of our directors, nominees for director and executive officers.

Name	Age	Director Since	Principal Occupation, Other Business Experience During Past Five Years and Other Directorships
Common Stock Directors

R. Scott Murray	45	June 2007	Mr. Murray has been our chairman of the board of directors, chief executive officer and president since our inception on June 26, 2007. From February 2006 to February 2008, Mr. Murray served as non-executive chairman of the board of Protocol Communications, Inc., a privately held provider of fully integrated marketing services in the business process outsourcing sector. Mr. Murray has extensive experience in the technology and services sectors, and has held several executive management positions in those sectors. In 2006, he served as chief executive officer and a director of 3Com Corporation and the chairman of the board of H3C, a joint venture operating in China with Huawei Technologies. 3Com is a publicly traded global secure network provider to mid and small enterprise clients. From August 2002 to August 2004, Mr. Murray was chief executive officer and a director of Modus Media, Inc., a privately held business process outsourcer in the global supply chain and hosting services sector. From January 2000 until January 2002, following its acquisition in 2001 by Solectron Corporation, Mr. Murray served as president and chief operating officer of Stream International, Inc (a predecessor company to Stream). From February 1994 through May 1999, Mr. Murray served as the executive vice president and chief financial officer of The Learning Company, a publicly traded consumer software company. He is a Canadian chartered accountant and a graduate of the University of Western Ontario and holds a finance and administration degree.

G. Drew Conway	51	July 2007	Since June 2002, Mr. Conway has served as the chief executive officer of Sagent Healthstaff LLC, a healthcare-staffing company. Mr. Conway is the former chairman and chief executive officer of Renaissance Worldwide, Inc., a global provider of business and technology consulting services. Mr. Conway has served as New England Chapter President of the National Association of Computer Consulting Business for three terms. Mr. Conway received a bachelor’s degree from the University of Maryland.

Name	Age	Director Since	Principal Occupation, Other Business Experience During Past Five Years and Other Directorships
Paul G. Joubert, CPA	61	July 2008	Mr. Joubert has been a director of Stream since his retirement from PricewaterhouseCoopers LLP, or PWC, an international accounting firm. Since July 2008, Mr. Joubert has been the managing partner and founder of EdgeAdvisors, a privately held management consulting organization. Mr. Joubert joined PWC in 1971. Mr. Joubert most recently was the PricewaterhouseCoopers LLP Northeast Marketing and Sales Market Leader and partner in the Assurance practice of PWC. Prior to that, Mr. Joubert was the leader of PWC’s Technology, InfoCom and Entertainment practice for the Northeast region of the United States. Prior to that, Mr. Joubert served as Partner-in-Charge of PWC’s Northeast Middle Market Group and Chief of Staff to the Vice-Chairman of domestic operations. Mr. Joubert is a graduate of Northeastern University, where he received a bachelor of science in finance and accounting. He is a member of numerous civic and professional associations including the Association for Corporate Growth, a former director and treasurer of the Massachusetts Innovative and Technology Exchange and he serves on the Board of Overseers of the Museum of Science. Mr. Joubert has been nominated to the Board of Directors of Phase Forward Incorporated, a leading provider of data management solutions for clinical trials and drug safety, subject to election by Phase Forward’s stockholders at the company’s May 8, 2009 annual meeting. He is also a member of the American Institute of Certified Public Accountants.

Stephen D. R. Moore	57	July 2007	Since July 2006, Mr. Moore has served as a director, president and chief operating officer at Enterprise Mobile, Inc., a company that provides a single point of delivery and support for deployment and management of Windows Mobile-based messaging and line of business application enablement within enterprise environments. From October 2005 to May 2006, Mr. Moore served as vice president of operations for IMO, a multi-carrier retail wireless start up. From September 2003 to July 2005, Mr. Moore served as senior vice president for operations and technology for NaviMedix, Inc, a venture backed health care infrastructure company. From 1994 to 1997, Mr. Moore served as president and chief operating officer of Stream International, Inc. In 1997, Stream International, Inc. divested into three separate business entities and from 1997 through 2002, Mr. Moore served as chairman and chief executive officer of the remaining entity, until its 2001 acquisition by Solectron Corporation. From 1992 to 1994, Mr. Moore served as president of Corporate Software, a software sales and services company which merged in 1994 with a division of R.R. Donnelley to form Stream International, Inc. Mr. Moore received a HNC in electrical and electronic engineering from the Northampton Institute of Science and Technology.

Name	Age	Director Since	Principal Occupation, Other Business Experience During Past Five Years and Other Directorships
Kevin T. O’Leary	54	July 2007	Mr. O’Leary is the Chairman of O’Leary Funds Inc., the manager of the publicly traded O’Leary Global Equity Income Fund, the O’Leary Global Infrastructure Fund and the O’Leary Global Income Opportunities Fund. Mr. O’Leary is currently working as the entrepreneur/investor co-host for the Discovery Channel’s “Discovery Project Earth,” a series that explores innovative ways man could reverse global warming. Since May 2007, Mr. O’Leary has been a director and investor of Iqzone.com, an early stage wireless marketing company. Mr. O’Leary is also a frequent co-host of Report on Business Television, Canada’s national business television specialty channel and a cast member and investor in Sony Television’s venture capital reality show Dragon’s Den. Mr. O’Leary was a co-investor and co-founder of Storage Now, Canada’s leading developer of climate controlled storage facilities, from January 2003 until its March 2007 acquisition by In Storage REIT. In 1986, Mr. O’Leary co-founded SoftKey Software Products (later re-named The Learning Company). Mr. O’Leary was the president and a director of The Learning Company from 1986 until May 1999 following its acquisition by Mattel, Inc. Mr. O’Leary received an honors bachelor degree in environmental studies and psychology from the University of Waterloo and a master’s of business administration from the University of Western Ontario, where he now serves on the executive board of The Richard Ivey School of Business.

Series A Directors

David B. Kaplan	41	August 2008	Mr. Kaplan is a Founding Member and Senior Partner in the Private Equity Group of Ares Management LLC, an alternative asset investment management firm. Mr. Kaplan joined Ares Management from Shelter Capital Partners, LLC. From 1991 through 2000, Mr. Kaplan was affiliated with, and a Senior Partner of, Apollo Management, L.P., and its affiliates. Prior to Apollo, Mr. Kaplan was a member of the Investment Banking Department of Donaldson, Lufkin & Jenrette Securities Corp. Mr. Kaplan currently serves on the Boards of Directors of Maidenform Brands, Inc., TPEP Holdings, Inc. (Tinnerman Palnut Engineered Products), Orchard Supply Hardware Stores Corporation, Anchor Blue Retail Group, Inc., and GNC Corporation. Mr. Kaplan also serves on the Board of Governors of Cedars-Sinai Medical Center and is a Trustee, Treasurer and Chairman of the Investment Committee of the Center for Early Education. Mr. Kaplan graduated with High Distinction, Beta Gamma Sigma from the University of Michigan School of Business Administration with a BBA concentrating in finance.

Name	Age	Director Since	Principal Occupation, Other Business Experience During Past Five Years and Other Directorships
Jeffrey B. Schwartz	34	August 2008	Mr. Schwartz is a Principal in the Private Equity Group of Ares Management LLC, an alternative asset investment management firm. Prior to joining Ares Management in 2004, Mr. Schwartz was a Vice President in the Financial Sponsors Group at Lehman Brothers where he specialized in providing acquisition advice to financial sponsors on potential leveraged buyouts. Prior to Lehman Brothers, Mr. Schwartz was with the Wasserstein Perella Group where he specialized in mergers and acquisitions and leveraged finance. Mr. Schwartz serves on the Boards of Directors of WCA Waste Corporation, GNC Corp., and TPEP Holdings, Inc. (Tinnerman Palnut Engineered Products). Mr. Schwartz graduated from University of Pennsylvania’s Wharton School of Business with a BS in Economics.

Nathan Walton	31	August 2008	Mr. Walton is a Vice President in the Private Equity Group of Ares Management LLC, an alternative asset investment management firm. Mr. Walton joined Ares Management in 2006 in the Capital Markets Group of Ares Management LLC. In March 2007, Mr. Walton joined the Private Equity Group. From 2003 to 2005, Mr. Walton attended the Stanford Graduate School of Business where he received a Masters in Business Administration. Mr. Walton graduated from Princeton University in 2001 with a BA in Politics.

Our Executive Officers

Below is information about each of our executive officers. This information includes each officer’s age, his or her position with Stream, the length of time he or she has held each position and his or her business experience for at least the past five years. Our Board of Directors elects our officers annually, and officers serve until they resign or we or the Board terminate their positions. There are no family relationships among any of our directors, nominees for director and executive officers.

Name	Age	Position and Business Experience During Past Five Years
R. Scott Murray	45	Founder, chairman of the Board of Directors, chief executive officer and president. For more information, see “Our Board of Directors” above.

Robert Dechant	47	Mr. Dechant has been our executive vice president global sales and marketing since August 2008. Prior to joining us, Mr. Dechant served as senior vice president of sales and marketing and general manager of the Data and Voice Business Unit for 3Com Corporation from April 2006 through June 2008. Mr. Dechant’s responsibilities included all R&D, engineering and testing and sales and marketing for 3Com’s business outside of the China market. From February 2003 to October 2004, Mr. Dechant also served as executive vice president of sales and marketing of Modus Media Inc. From 1997 through 2003, Mr. Dechant handled several roles for Stream International as senior vice president of sales and marketing and chief operating officer. From 1994 to 1997, Mr. Dechant also served as vice president of sales for Software Support Inc. (acquired by Convergys Corp in 1996) and also held various roles at IBM Corp. Mr. Dechant received a bachelor’s of science degree from Fairfield University.

Name	Age	Position and Business Experience During Past Five Years
Stephen C. Farrell	44	Mr. Farrell has been our executive vice president and chief financial officer since October 2008. Prior to joining us, Mr. Farrell served as served as President of PolyMedica Corporation, the nation’s leading provider of diabetes supplies to seniors. During his eight-year tenure with PolyMedica, Mr. Farrell held various executive positions including president, chief operating officer, chief financial officer, treasurer, and chief compliance officer. Mr. Farrell left PolyMedica subsequent to the sale of the company to Medco Health Solutions, Inc. Mr. Farrell also worked for five years in senior management for PricewaterhouseCoopers LLP focused primarily on clients in the technology market. Mr. Farrell currently serves as board member and chairman of the audit committee of Questcor Pharmaceuticals, Inc (Nasdaq: QCOR). Mr. Farrell holds an undergraduate degree from Harvard University and a masters in business administration from the University of Virginia. Mr. Farrell is a certified public accountant.

Sheila M. Flaherty	43	Ms. Flaherty has been our executive vice president, chief legal and administrative officer (formerly general counsel) and corporate secretary since July 2007. From January 2006 to May 2007, Ms. Flaherty was general counsel and vice president of Abiomed, Inc., a publicly traded medical technology company. From November 1998 to August 2004, Ms. Flaherty held several positions, including vice president, general counsel and secretary, at Modus Media, Inc., a privately held business process outsourcer in the global supply chain and hosting services sector. From 1996 through 1997, Ms. Flaherty served as associate general counsel at Astra Pharmaceuticals, Inc., a pharmaceutical company. From 1993 to 1996, Ms. Flaherty practiced law with the law firm of Nutter, McClennen & Fish. Ms. Flaherty received a bachelor’s degree from the University of Massachusetts and a Juris Doctorate from Georgetown University Law Center.

CORPORATE GOVERNANCE

Overview

Director Independence. Four of the members of our Board of Directors are independent, as defined by NYSE Amex listing standards. Of our eight directors, only Mr. Murray, our Chief Executive Officer, and Messrs. Kaplan, Schwartz and Walton, who hold management positions with Ares Corporate Opportunities Fund II, L.P., our largest stockholder, do not meet the NYSE Amex independence criteria. Because more than 50% of the voting power of our capital stock is held by Ares, we qualify as a “controlled company” under Section 801 of the NYSE Amex Company Guide, which means that we are not required to have a majority of independent directors.

Board and Committee Meetings. During 2008, our Board met 21 times, and our Audit Committee met 11 times. Because we were a development stage company until August 2008, our Compensation Committee met twice during 2008, and our Nominating Committee did not meet. All of our directors attended at least 75% of the meetings of our Board and of the committees on which they served. Our Board of Directors regularly meets in executive session without Mr. Murray or any other Stream employees present.

Code of Business Conduct and Ethics and Board Committee Charters. We have adopted a written Code of Business Conduct and Ethics for all of our officers, employees and directors, and all of our Board committees have charters approved by the Board. The charters of our Audit Committee, Compensation Committee and Nominating Committee give each of these committees the authority to retain independent legal, accounting and other advisors.

You can find our Code of Business Conduct and Ethics and the charters for our Audit, Compensation and Nominating Committees in the “corporate governance” section of our website, www.stream.com, or by contacting our investor relations department at the address or telephone number set forth below. We will post any amendments to these documents on our website. In addition, if we amend our Code of Business Conduct and Ethics or grant any waivers under the Code of Business Conduct and Ethics, we will post the amendment or a description of the waiver in the “investors” section of our website within four business days after the date of the amendment or waiver.

Stream Global Services, Inc.

20 William Street, Suite 310

Wellesley, MA 02481

Attention: Investor Relations

(781) 304-1815

Committees of our Board of Directors

Audit Committee. Our Audit Committee consists of Messrs. Joubert (Chairman), Conway and Moore, all of whom meet NYSE Amex criteria for independence and SEC criteria for independent audit committee members and are able to read and understand financial statements. In addition, our Board has determined that Mr. Joubert is an “audit committee financial expert” as defined by SEC rules. The Audit Committee’s responsibilities include:

•	Serving as an independent and objective party to monitor our financial reporting process, audits of our financial statements and internal control system;

•	Approving the annual fees of our independent registered public accounting firm and their annual engagement as our auditors and appointment by our stockholders;

•	Reviewing and appraising the audit efforts of our independent registered public accounting firm and internal finance department; and

•	Providing an open avenue of communications among our independent registered public accounting firm, financial and senior management, internal finance department, and Board of Directors.

Compensation Committee. Our Compensation Committee consists of Messrs. O’Leary (Chairman) and Conway, both of whom meet NYSE Amex criteria for independence, and Mr. Kaplan. Because we qualify as a “controlled company” under Section 801 of the NYSE Amex Company Guide, as explained above under “Director Independence,” our Compensation Committee is not required to be composed entirely of independent directors. The Compensation Committee’s responsibilities include:

•	Reviewing and approving the compensation of our Chief Executive Officer and our other executive officers;

•	Overseeing the evaluation of our senior executives;

•	Reviewing and making recommendations to the Board of Directors with respect to our incentive compensation and equity-based plans;

•

Exercising all of the rights, authority and functions of the Board of Directors under our equity-based plans, including interpreting the terms of the plans and granting options and other stock awards under the plans;

•	Reviewing and making recommendations to the Board of Directors with respect to director compensation; and

•	Reviewing and making recommendations to the Board of Directors with respect to management succession planning.

Nominating Committee. Our Nominating Committee consists of Messrs. Conway (Chairman), who meets NYSE Amex criteria for independence, and Walton. Because we qualify as a “controlled company” under Section 801 of the NYSE Amex Company Guide, as explained above under “Director Independence,” our Nominating Committee is not required to be composed entirely of independent directors. The Nominating Committee is responsible for overseeing the selection of persons to be nominated to serve on our Board of Directors, and the Committee considers persons identified by its members, as well as our management, stockholders, investment bankers and others.

The guidelines for selecting nominees, which are specified in the Nominating Committee Charter, generally provide that persons to be nominated should be actively engaged in business endeavors, have an understanding of financial statements, corporate budgeting and capital structure, be familiar with the requirements of a publicly traded company, be familiar with industries relevant to our business endeavors, be willing to devote significant time to the oversight duties of the board of directors of a public company, and be able to promote a diversity of views based on the person’s education, experience and professional employment. The Nominating Committee evaluates each individual in the context of the board as a whole, with the objective of recommending a group of persons that can best implement our business plan, perpetuate our business and represent stockholder interests. The Nominating Committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time. The Committee does not distinguish among nominees recommended by stockholders and other persons.

Audit Committee Report

The primary function of the Audit Committee is to assist the Board of Directors in its oversight of the integrity of our financial statements, our compliance with legal and regulatory requirements and our registered public accounting firm’s qualifications, independence and performance.

The Audit Committee has reviewed and discussed with our management our audited consolidated financial statements for the year ended December 31, 2008. The Audit Committee has also received from, and discussed with, Ernst & Young LLP various communications that Ernst & Young is required to provide to the Audit Committee, including the matters required to be discussed by Public Company Accounting Oversight Board, or PCAOB, AU Section 380 (Communication with Audit Committees) as modified or supplemented.

Ernst & Young LLP also provided the Audit Committee with the written disclosures and the letter from the independent registered public accounting firm required by PCAOB Rule 3526 (Communicating with Audit Committees Concerning Independence), as modified or supplemented. The Audit Committee has discussed with the registered public accounting firm their independence from us. The Audit Committee also considered whether the provision by Ernst & Young LLP of the non-audit services discussed under “Proposal 3—Ratification of the Appointment of Auditors” is compatible with maintaining the auditors’ independence and determined that the non-audit services were indeed compatible with maintaining Ernst & Young’s independence.

Based on its discussions with management and Ernst & Young LLP, and its review of the representations and information provided by management and Ernst & Young LLP, the Audit Committee recommended to the Board of Directors that Stream’s audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2008 for filing with the SEC.

This Audit Committee Report is not incorporated by reference into any of our previous or future filings with the SEC, unless any such filing explicitly incorporates the Report.

Paul G. Joubert, Chairman

G. Drew Conway

Stephen D. R. Moore

COMPENSATION OF OUR DIRECTORS AND EXECUTIVE OFFICERS

Compensation Discussion and Analysis

We have designed our compensation policies to attract and retain high quality executives and employees and to motivate and reward our executives and employees for superior company performance. Our philosophy is that when Stream performs well, our executives should be compensated for the company’s performance, and when Stream does not perform well, our executives should receive reduced compensation. To that end, two of the three major compensation components we use for our Named Executive Officers are linked directly to Stream’s short-term (annual) and longer-term performance.

In October 2007, we consummated our initial public offering and listed our securities on Amex (now NYSE Amex) as a development stage company. In July 2008, we acquired Stream Holdings Corporation and exited the development stage of operations. Our Named Executive Officers did not receive any compensation for their work for us until August 2008 when we exited our development stage.

Compensation Philosophy and Processes

Our Compensation Committee reviews and approves all compensation for our executive officers, including salary, bonus, equity compensation, perquisites, severance arrangements and change in control benefits.

Our Compensation Committee has a two-fold philosophy regarding the total compensation of our senior executives, which consists primarily of base salary, target annual cash bonus and estimated value of stock-based awards. First, the Compensation Committee seeks to tie our executives’ compensation directly to Stream’s annual and long-term performance. Second, the Compensation Committee seeks to ensure that our executive compensation is competitive by targeting the total compensation of each executive at the middle of the range of our compensation peer group and survey group of companies described below.

Our Compensation Committee retained an independent compensation consultant, Pearl Meyer and Partners, or PMP. PMP conducted market research and developed recommendations for the compensation of our Chief Executive Officer and other executives. Our Chief Executive Officer also makes recommendations to the Compensation Committee about the compensation of the other executive officers based on their achievements. While the Compensation Committee is solely responsible for approving executive compensation, our Senior Vice President of Human Resources and other members of our human resources department support the work of the Committee and PMP. The Compensation Committee meets periodically in executive session without management present.

With the help of PMP, our Compensation Committee has developed a peer group of companies that we use to help us determine competitive levels of compensation. This peer group of companies consists of publicly traded companies that are similar to Stream in terms of services offered, revenue and market capitalization as of June 2008, when the peer group was determined, and based on 2007 data for the peer group companies. The peer group for 2008 consists of:

•	3Com Corp.

•	CBIZ Inc.

•	CMGI Inc.

•	Gevity HR Inc.

•	Harte Hanks Inc.

•	ICT Group Inc.

•	Lionbridge Technologies

•	PRG-Schultz International Inc.

•	StarTek Inc.

•	Sykes Enterprises Incorporated

•	Teletech Holdings Inc.

In addition to the peer group, PMP also used data from a survey group in its executive compensation analysis, especially for executive positions for which our peer group companies did not publicly disclose compensation information. The survey group for 2008 consisted of the 2007 CHiPS Executive and Senior Management Total Compensation Survey with a technology industry focus and the 2007 Aspen Publishers Executive Compensation Report with a services industry focus.

Components of Executive Compensation

Our executive compensation consists primarily of three components: Base salary, annual bonuses under our management incentive plan, and stock-based awards.

Base salary. In determining our Named Executive Officers’ base salaries, the Compensation Committee generally targets the middle of the range of the salaries of comparable executives in our peer group of companies and our survey group. For 2008 and 2009, the base salary of each of our Named Executive Officers was in approximately the 45th to 60th percentile range of our peer group and survey group. Our Named Executive Officers did not begin to receive salaries or other compensation until August 2008, when we exited the development stage of our operations.

Annual bonuses under our management incentive plan. Each Named Executive Officer is eligible to receive a cash incentive award only if Stream achieves a certain percentage of its budgeted Adjusted EBITDA for the year. “Adjusted EBITDA” means earnings before interest, taxes, depreciation and amortization, adjusted for any acquisitions or divestitures, one time charges such as non-ordinary course litigation settlements and gains (including legal costs), non-cash foreign currency gains and losses, transaction related costs or amortization of intangibles related to the transaction, restructuring charges for items such as site closure costs or employee severance, stock compensation charges or write-downs in assets.

The annual cash bonuses represent a significant portion of the annual compensation for which each Named Executive Officer is eligible, and accordingly the Compensation Committee believes that the bonuses provide an important incentive for our executive officers to contribute to our success as a company. Depending on the level of Adjusted EBITDA that Stream achieves, R. Scott Murray, our Chief Executive Officer, is eligible to earn a bonus equal to between 0% and 200% of his annual base salary, while our other Named Executive Officers are eligible to earn bonuses equal to between 0% and 120% of their annual base salaries. Thus, if Stream performs well, then our executives have an opportunity to earn significant additional compensation over and above their base salaries, and if Stream does not perform well, then our executives’ earning potential is significantly reduced.

Our 2008 management incentive plan provided that if we achieved between 90% and 100% of our adjusted EBITDA goal, then our executives and other employees would be eligible to receive between 50% and 100% of their target bonuses. For our fiscal year ended December 31, 2008, we achieved 95% of our Adjusted EBITDA goal, and in accordance with our 2008 management incentive plan, our Compensation Committee determined to pay our executives and other employees participating in the plan 75% of the target bonus for which they were eligible. We pro rated the bonus for each of our Named Executive Officers for the number of days during 2008 that he or she was employed by us after our acquisition of Stream Holdings Corporation.

Under our 2009 management incentive plan, our Adjusted EBITDA goal is $50 million for our fiscal year ending December 31, 2009.

•

If we achieve Adjusted EBITDA for 2009 of $40 million (80% of the goal) or less, then our executives and other employees participating in the 2009 management incentive plan will not be eligible to receive any bonuses under the plan.

•

If we achieve 81-100% of our Adjusted EBITDA goal, then our executives and other employees participating in the plan will be eligible to receive between 5% and 100% of their target bonuses under the plan.

•

Our 2009 management incentive plan also has accelerators for over-achievement. If we achieve Adjusted EBITDA for 2009 of $55 million or more, then our executives and other employees participating in the plan will be eligible to receive between 105% and 200% of their target bonuses under the plan.

You can find the bonus amounts that each of our Named Executive Officers will be eligible to receive under our 2009 management incentive plan if we achieve our Adjusted EBITDA goals for 2009 in the table entitled “Grants of Plan-Based Awards” in the “Compensation of our Executive Officers” section of this proxy statement.

In addition, our sales personnel, including Robert Dechant, our Executive Vice President, Global Sales and Marketing, are eligible to earn commissions based on our achievement of certain revenue and gross margin targets. For our fiscal year ended December 31, 2008, Mr. Dechant received $39,628 of sales commissions, based on our achievement of 99% of our revenue target and 100% of our gross margin target for 2008.

For our fiscal year ending December 31, 2009, Mr. Dechant is eligible to earn commissions, payable quarterly, equal to between 0% and 40% of his annual base salary (not including accelerators) if we achieve our revenue and gross margin targets for each quarter and the full year. 75% of Mr. Dechant’s commission is based upon our achievement of quarterly and annual revenue goals, and 25% of his commission is based on our achievement of quarterly and annual gross margin goals. In addition, Mr. Dechant is eligible to earn accelerators if we over-achieve our revenue and gross margin goals, based on the amount of over-achievement.

Stock-based awards. The Compensation Committee uses stock-based awards to help align our executive officers’ interests with those of our stockholders and to encourage our executive officers to contribute to Stream’s long-term market performance. During 2008, the Committee granted stock options to our Named Executive Officers, other than Mr. Murray, that vest in installments over five years, with an exercise price equal to $6.00 per share, which was greater than the fair market value of our Common Stock on the date of grant, so that the officer will earn no compensation from his or her options unless the market price of our common stock increases above the exercise price. In addition, the vesting of 10% of the shares under our Named Executive Officers’ stock options will accelerate if we achieve Adjusted EBITDA of between $65 million and $70 million for the fiscal year ending December 31, 2009, and the vesting of 20% of the shares under the options will accelerate if we achieve Adjusted EBITDA of $70 million or more for the fiscal year ending December 31, 2009. This acceleration provision gives the executives an additional incentive to contribute to our short-term success as well as our long-term success.

In 2008, our Compensation Committee authorized grants to our Named Executive Officers of stock options to purchase shares of our Common Stock as follows:

•	R. Scott Murray—0 shares

•	Robert Dechant—200,000 shares

•	Stephen C. Farrell—275,000 shares

•	Sheila M. Flaherty—150,000 shares

In authorizing these grants, the Committee considered the equity compensation levels of comparable executives at our peer group companies, the position and total compensation package of each Named Executive Officer, and the number of shares of our Common Stock that each of the Named Executive Officers already held. In particular, Mr. Murray and Ms. Flaherty, as Stream founders, already held significant securities positions in our company. Therefore, Ms. Flaherty received a smaller stock option grant, and Mr. Murray, who holds nearly 40% of our outstanding Common Stock, did not receive an option grant.

Employment Agreements and Severance and Change of Control Provisions

We have entered into employment agreements with each of our Named Executive Officers, which are described in greater detail below under “Employment Agreements.” Among other things, these employment agreements provide (1) for severance benefits if the executive’s employment with us is terminated without cause or by the executive for good reason and (2) for increased severance benefits if the executive’s employment with us is terminated without cause or by the executive for good reason within 24 months after a change of control (as defined in the agreement) or within six months before a change of control and after we sign an agreement for a change of control. We designed the change in control provisions of our employment agreements to help ensure that our executive team is able to evaluate objectively whether a potential change in control transaction is in the best interests of Stream and our stockholders, without having to be concerned about their future employment. These agreements also help ensure the continued services of our executive officers throughout the change in control transaction by giving them incentives to remain with us.

Retirement, Perquisites and Other Employee Benefits

We maintain broad-based benefits for all employees, including health and dental insurance, life and disability insurance and retirement plans. Executives are eligible to participate in all of our employee benefit plans on the same basis as our other employees.

In the United States, under our 401(k) plan, we contribute to the plan on behalf all participants, including our executive officers, matching contributions of $0.25 for each dollar saved in the plan by the participant, up to an additional 6% of the participant’s contributions, subject to the limits set forth in the rules of the Internal Revenue Service.

Each Named Executive Officer is eligible to receive reimbursement from us, up to a maximum amount per year, of the reasonable costs for tax and estate planning and premiums on life insurance policies. For Mr. Murray, the maximum amount we will reimburse him for these costs is $50,000 per year, and for the other Named Executive Officers, the maximum is $10,000 per year. We offer these perquisites in order to remain competitive.

Tax matters.

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally prohibits public companies from taking a tax deduction for compensation over $1,000,000 paid to each of its Named Executive Officers unless certain requirements are met. In general, we seek to structure the stock-based compensation granted to our executive officers to allow Stream to deduct the officers’ compensation; however, it is possible that compensation from our executive officers’ stock-based compensation may not be exempted from Section 162(m). In addition, the Compensation Committee may choose from time to time to authorize executive compensation that is not exempt from the $1,000,000 limit if the Committee believes the compensation is appropriate and in the best interests of Stream and our stockholders, after taking into consideration general business conditions and the performance of our executives.

Compensation Committee Report

The Compensation Committee has reviewed, and has had the opportunity to discuss with our management, the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K. Based on this review, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

By the Compensation Committee of the Board of Directors of Stream Global Services, Inc.

Kevin T. O’Leary, Chairman

G. Drew Conway

David B. Kaplan

Compensation of our Executive Officers

Summary Compensation

The following table contains information about the compensation of each of our Named Executive Officers for our fiscal year ended December 31, 2008. We were incorporated in June 2007, and our Named Executive Officers did not receive any compensation from Stream for our fiscal year ended December 31, 2007. Our Named Executive Officers also did not receive any compensation during 2008 until after July 2008, when we acquired Stream Holdings Corporation.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)		Option Awards ($)(1)	All Other Compensation ($)		Total ($)
R. Scott Murray	2008	211,981	185,836		—	21,106	(2)	418,923
Chairman, President and Chief Executive Officer	2007	—	—		—	—		—

Stephen C. Farrell(3) Executive Vice President and Chief Financial Officer	2008	45,769	27,616		3,083	1,750	(2)	78,218

Robert Dechant(4) Executive Vice President, Global Sales and Marketing	2008	103,646	92,149	(5)	9,234	3,846	(6)	205,375

Sheila M. Flaherty	2008	111,923	56,219		6,296	5,743	(7)	180,181
Executive Vice President and Chief Legal and Administrative Officer	2007	—	—		—	—		—

Charles F. Kane(8)	2008	—	—		—	—		—
Former Chief Financial Officer	2007	—	—		—	—		—

(1)	These amounts represent the dollar amount that we recognized in our fiscal year ended December 31, 2008 for financial reporting purposes in accordance with Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payments, or SFAS 123R, related to the grant of a stock option to each Named Executive Officer. These amounts do not represent actual amounts paid to or realized by the Named Executive Officers during 2008. The SFAS 123R value as of the grant date for stock options is recognized over the number of days of service required for the grant to become vested. You can find a description of the assumptions we used for purposes of determining grant date fair value in Note 15 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2008.

(2)	This amount represents our payment of fees for tax and financial planning for the Named Executive Officer.

(3)	Mr. Farrell joined Stream in October 2008.

(4)	Mr. Dechant joined Stream in August 2008.

(5)	$39,628 of this amount represents sales commissions.

(6)	$346 of this amount represents the value of our contributions on behalf of Mr. Dechant to our 401(k) savings plan, and $3,500 of this amount represents our payment of fees for tax and financial planning for Mr. Dechant.

(7)	$1,558 of this amount represents the value of our contributions on behalf of Ms. Flaherty to our 401(k) savings plan, and $4,185 of this amount represents our payment of fees for tax and financial planning for Ms. Flaherty.

(8)	Mr. Kane ceased to be our principal financial officer in March 2008.

Grants of Plan-Based Awards

The following table contains information about estimated future pay-outs to our Named Executive Officers under our 2009 management incentive plan, as well as grants of stock options during the year ended December 31, 2008 to each Named Executive Officer.

Grants of Plan-Based Awards

Name	Grant Date		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Option Awards: Number of Securities Underlying Options (#)(4)	Exercise Price of Option Awards ($/Sh)	Grant Date Fair Value of Option Awards(5)
			Threshold ($)(1)	Target ($)(2)	Maximum ($)(3)
R. Scott Murray	—		$0	$595,000	$1,190,000	—	—	—
Stephen C. Farrell	10/28/08	(6)	0	210,000	420,000	275,000	$6.00	$3,083
Robert Dechant	9/23/08		0	180,000	360,000	200,000	6.00	9,234
Sheila M. Flaherty	9/23/08		0	180,000	360,000	150,000	6.00	6,296
Charles F. Kane(7)	—		—	—	—	—	—	—

(1)	If we achieve 80% or less of our Adjusted EBITDA target for 2009, then our Named Executive Officers will not be eligible to receive any bonuses under the 2009 management incentive plan.

(2)	Amounts represent the bonuses that our Named Executive Officers will be eligible to receive under our 2009 management incentive plan if we achieve 100% of our Adjusted EBITDA goal for 2009.

(3)	Amounts represent the bonuses that our Named Executive Officers will be eligible to receive under our 2009 management incentive plan if we achieve 150% or more of our Adjusted EBITDA goal for 2009.

(4)	If we meet certain Adjusted EBITDA targets for our fiscal year ending December 31, 2009, then depending on the Adjusted EBITDA achieved, the vesting of 10% or 20% of the shares subject to the stock options will accelerate on the date that we release our audited financial statements for the year.

(5)	These amounts represent the dollar amount that we recognized in our fiscal year ended December 31, 2008 for financial reporting purposes in accordance with SFAS 123R related to the grant of a stock option to each Named Executive Officer. These amounts do not represent actual amounts paid to or realized by the Named Executive Officers during 2008. The SFAS 123R value as of the grant date for stock options is recognized over the number of days of service required for the grant to become vested. You can find a description of the assumptions we used for purposes of determining grant date fair value in Note 15 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2008.

(6)	The grant date of Mr. Farrell’s stock option is October 28, 2008, the date on which Mr. Farrell began his employment with us. Our Board of Directors authorized the grant of the stock option on October 10, 2008. The closing price for our Common Stock on NYSE Amex on October 10, 2008 was $3.00 and on October 28, 2008 was $1.33, both of which prices are less than the option exercise price of $6.00.

(7)	Mr. Kane ceased to be our principal financial officer in March 2008.

Outstanding Equity Awards at Fiscal Year-End

The following table contains information about stock options held on December 31, 2008 by each of our Named Executive Officers.

Outstanding Equity Awards at Fiscal Year-End

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
R. Scott Murray	—	—		—	—
Stephen C. Farrell	0	275,000	(1)	$6.00	10/27/2018
Robert Dechant	0	200,000	(2)	6.00	9/22/2018
Sheila M. Flaherty	0	150,000	(2)	6.00	9/22/2018
Charles F. Kane(3)	—	—		—	—

(1)	This stock option vests every six months in equal installments over five years; the first installment vests on April 28, 2009. If we meet certain Adjusted EBITDA targets for our fiscal year ending December 31, 2009, then depending on the Adjusted EBITDA achieved, the vesting of 10% or 20% of the shares subject to the stock options will accelerate on the date that we release our audited financial statements for the year.

(2)	This stock option vests every six months in equal installments over five years; the first installment vests on March 23, 2009. If we meet certain Adjusted EBITDA targets for our fiscal year ending December 31, 2009, then depending on the Adjusted EBITDA achieved, the vesting of 10% or 20% of the shares subject to the stock options will accelerate on the date that we release our audited financial statements for the year.

(3)	Mr. Kane ceased to be our principal financial officer in March 2008.

Option Exercises and Stock Vested

None of our Named Executive Officers exercised stock options during December 31, 2008, and none of our Named Executive Officers holds restricted stock, restricted stock units or any other similar stock award.

Employment Agreements

Employment Agreement with R. Scott Murray

We are a party to an Employment Agreement, dated as of July 15, 2008 and amended on December 29, 2008, with R. Scott Murray, providing for his employment as our President and Chief Executive Officer and his appointment as Chairman of our Board of Directors. The agreement has an initial one-year term that ends on July 31, 2009, after which the agreement renews automatically for successive one-year terms until either party gives the other written notice of non-renewal. Under the agreement, Mr. Murray is entitled to receive:

•	an annual base salary of at least $595,000;

•

annual bonuses upon Stream’s satisfaction of budgeted levels of adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”), with a target annual bonus, if Stream achieves 100% of its Adjusted EBITDA goals, of at least 100% of his annual base salary;

•	reimbursement of the reasonable costs (up to a maximum of $50,000 per year) for tax and estate planning and premiums on life insurance policies; and

•	the same standard employment benefits to which our other executives and employees are entitled.

Mr. Murray’s employment agreement provides for the following severance payments and benefits upon termination of his employment with us:

(1) If Mr. Murray’s employment with us terminates for any reason other than for cause (as defined in the agreement), then he will be entitled to a pro rata portion, based on the portion of the year during which he was employed by us, of his annual bonus earned but not previously paid for the year in which the termination occurred, based upon the targets established under that year’s bonus plan.

(2) If we terminate Mr. Murray’s employment without cause or choose not to renew his employment agreement, or if Mr. Murray leaves our employment for good reason (as defined in the agreement), or if Mr. Murray’s employment terminates because of his death or disability, then:

•	he will be entitled to payment of his base salary, in semi-monthly installments in accordance with our normal payroll practices, for two years;

•	he will be entitled to two times the amount of the actual bonus that he earned for the most recent 12-month period before termination;

•

the vesting of his outstanding unvested equity awards will be accelerated by 12 months, and he will be entitled to exercise each award until the earlier of two years after termination or the expiration date of the award;

•

he and his family will be entitled to continued health, disability and dental benefits at the level in effect at the time of termination, with Stream paying the employer’s share of the premiums, for two years after termination or until he becomes eligible for substantially similar benefits from another employer, after which time Mr. Murray will be eligible to receive the maximum benefits permitted under the Consolidated Omnibus Reconciliation Act of 1985, 1986 and 1990, or COBRA, at his expense (other than administrative fees); and

•	for two years after termination, we will maintain and pay the premiums for life insurance and long-term disability insurance benefits for Mr. Murray at the levels in effect at the time of termination.

(3) Within 24 months after a change of control (as defined in the agreement) or within six months before a change of control and after we sign an agreement for a change of control, if we terminate Mr. Murray’s employment without cause or choose not to renew his employment agreement, or if Mr. Murray leaves our employment for good reason, or if Mr. Murray’s employment terminates because of his death or disability, then Mr. Murray is entitled to the same payments and benefits described above in paragraph (2), except as follows:

•

he will be entitled to two times his target annual bonus at the 100% achievement level for the year in which the termination occurs (instead of two times the actual bonus earned as described in paragraph (2) above); and

•	the vesting of his outstanding unvested equity awards will be fully accelerated (instead of 12 months’ acceleration as described in paragraph (2) above).

In addition, for 18 months after the termination of his employment, provided that Mr. Murray receives the severance-related payments as described above, Mr. Murray agreed not to engage in any business throughout the world that directly competes with the business we are engaged in at the time of his termination or directly recruit, solicit or hire any of our employees who earns an annual salary greater than $125,000. Mr. Murray also agrees during and after his employment not to disclose to anyone outside of Stream our confidential or proprietary information.

Employment Agreements with Robert Dechant, Stephen C. Farrell and Sheila M. Flaherty

We are a party to employment agreements with Robert Dechant, Stephen C. Farrell and Sheila M. Flaherty. We entered into our employment agreement with Mr. Dechant on August 7, 2008, our employment agreement with Mr. Farrell on October 14, 2008, and our employment agreement with Ms. Flaherty on July 16, 2008. We amended all three agreements on December 29, 2008. Each employment agreement has an initial one-year term, after which the agreement renews automatically for successive one-year terms until either party gives the other written notice of non-renewal. Under the agreements, each of Messrs. Dechant and Farrell and Ms. Flaherty is entitled to receive:

•	an annual base salary of at least $300,000 in the case of Mr. Dechant and Ms. Flaherty, and at least $350,000 in the case of Mr. Farrell;

•

annual bonuses upon Stream’s satisfaction of budgeted levels of Adjusted EBITDA, with a target annual bonus, if Stream achieves 100% of its Adjusted EBITDA goals, of at least 60% of his or her annual base salary;

•

for Mr. Dechant only, commissions upon Stream’s satisfaction of budgeted revenues and gross margin percentage, with target annual commission if Stream achieves 100% of such goals of at least 40% of his annual base salary;

•	reimbursement of the reasonable costs (up to a maximum of $10,000 per year) for tax and estate planning and premiums on life insurance policies; and

•	the same standard employment benefits to which our other executives and employees are entitled.

Our employment agreement with each of Messrs. Dechant and Farrell and Ms. Flaherty provides for the following severance payments and benefits upon termination of the executive’s employment with us:

(1) If the executive’s employment with us terminates for any reason other than for cause (as defined in the agreements), then he or she will be entitled to a pro rata portion, based on the portion of the year during which he or she was employed by us, of his or her annual bonus earned but not previously paid for the year in which the termination occurred, based upon the targets established under that year’s bonus plan.

(2) If we terminate the executive’s employment without cause or choose not to renew his or her employment agreement, or if the executive leaves our employment for good reason (as defined in the agreements), or if the executive’s employment terminates because of his or her death or disability, then:

•	the executive will be entitled to payment of his or her base salary, in semi-monthly installments in accordance with our normal payroll practices, for one year;

•

the vesting of his or her outstanding unvested equity awards will be accelerated by 12 months, and he or she will be entitled to exercise each award until the earlier of one year after termination or the expiration date of the award;

•

the executive and his or her family will be entitled to continued health, disability and dental benefits at the level in effect at the time of termination, with Stream paying the employer’s share of the premiums, for one year after termination or until the executive becomes eligible for substantially similar benefits from another employer, after which time he or she will be eligible to receive the maximum benefits permitted under COBRA at his or her expense (other than administrative fees); and

•

for Mr. Dechant and Ms. Flaherty only, for one year after termination, we will maintain and pay the premiums for life insurance and long-term disability insurance benefits for the executive at the levels in effect at the time of termination.

(3) Within 24 months after a change of control (as defined in the agreements) or within six months before a change of control and after we sign an agreement for a change of control, if we terminate the executive’s employment without cause or choose not to renew his or her employment agreement, or if the executive leaves our employment for good reason, or if the executive’s employment terminates because of his or her death or disability, then:

•	the executive will be entitled to payment of his or her base salary, in semi-monthly installments in accordance with our normal payroll practices, for 18 months;

•

the vesting of his or her outstanding unvested equity awards will be fully accelerated, and he or she will be entitled to exercise each award until the earlier of 18 months after termination or the expiration date of the award;

•

the executive and his or her family will be entitled to continued health, disability and dental benefits at the level in effect at the time of termination, with Stream paying the employer’s share of the premiums, for 18 months after termination or until the executive becomes eligible for substantially similar benefits from another employer, after which time he or she will be eligible to receive the maximum benefits permitted under COBRA at his expense (other than administrative fees); and

•

for Mr. Dechant and Ms. Flaherty only, for 18 months after termination, we will maintain and pay the premiums for life insurance and long-term disability insurance benefits for the executive at the levels in effect at the time of termination.

In addition, for 12 months after the termination of employment, provided that each of Messrs. Dechant and Farrell and Ms. Flaherty receives the severance-related payments as described above, each executive agreed not to engage in any business throughout the world that directly competes with the business we are engaged in at the time of his or her termination or directly recruit, solicit or hire any of our employees. Each executive also agrees during and after his or her employment not to disclose to anyone outside of Stream our confidential or proprietary information.

Estimated Payments upon Termination or Change of Control

The following table quantifies the amounts that would be payable to our Named Executive Officers upon termination of their employment under the circumstances described above under “Employment Agreements.” We calculated the amounts shown based upon each Named Executive Officer’s employment agreement described above and upon the hypothetical assumption that we terminated each Named Executive Officer effective December 31, 2008. Mr. Kane did not have a severance arrangement with us.

Event and Components of Compensation(1)	R. Scott Murray	Stephen C. Farrell	Robert Dechant	Sheila M. Flaherty
Involuntary termination other than for cause, termination by executive for good reason, or termination due to death or disability
Cash severance payment	$1,561,672	$350,000	$300,000	$300,000
Prorated bonus(2)	—	27,616	52,521	56,219
Acceleration of stock options(3)	—	0	0	0
Continued health, dental and disability benefits	12,972	6,486	6,486	4,571
Continued life insurance and long-term disability benefits(4)	1,376	—	688	688
TOTAL	$1,576,020	$384,102	$359,695	$361,478

During or after change of control, involuntary termination other than for cause, termination by executive for good reason, or termination due to death or disability
Cash severance payment	$1,685,563	$525,000	$450,000	$450,000
Prorated bonus(2)	—	27,616	52,521	56,219
Acceleration of stock options(3)	—	0	0	0
Continued health, dental and disability benefits	12,972	9,729	9,729	6,857
Continued life insurance and long-term disability benefits(4)	1,376	—	1,032	1,032
TOTAL	$1,699,911	$562,345	$513,282	$514,108

(1)

All amounts shown in this table, other than the prorated bonus and acceleration of stock options, would be paid in monthly or semi-monthly installments over the severance period, which for Mr. Murray is two years and for the other Named Executive Officers is one year for termination without a change of control or 18 months for termination involving a change of control. For more information on the triggering events and other terms relating to the payments disclosed in this table, see the descriptions of our employment agreements with the Named Executive Officers in the “Employment Agreements” section of this proxy statement immediately preceding the table.

(2)	This amount represents a pro rata portion, based on the portion of the year during which the Named Executive Officer was employed by us, of his or her annual bonus earned but not previously paid for the year in which the termination occurred, based upon the targets established under that year’s bonus plan. This bonus would be payable in a lump sum at the same time that we pay our other employees their annual bonuses.

(3)	The value of accelerated stock options is based on the closing price for our Common Stock on NYSE Amex on December 31, 2008, which was $4.12. Since the exercise price of the Named Executive Officers’ stock options ($6.00 per share) was greater than the NYSE Amex closing price, the acceleration of the stock options would have had no value to the Named Executive Officers as of that date.

(4)	The amounts of the premiums we would pay for life and long-term disability insurance for the Named Executive Officers are estimates, based upon the premiums we currently pay under our insurance plans.

Compensation of our Directors

We did not compensate our directors for their service on our Board or committees until August 2008, after we acquired Stream Holdings Corporation and exited the development stage of operations. Beginning on August 1, 2008, we pay fees in cash to each of our non-employee directors as described below. We do not grant stock options or other equity awards to our non-employee directors, but all of our directors already hold shares of our Common Stock, in the case of our Common Stock Directors, or have management positions with the holder of our Preferred Stock, in the case of the Series A Directors.

•	Each non-employee director receives $40,000 annually for serving on our Board of Directors.

•	Our Audit Committee Chairman receives an additional $12,000 annually.

•	Each of our Compensation Committee Chairman and Nominating Committee Chairman receives an additional $5,000 annually.

•	Each non-employee director receives an additional $1,250 for each Board meeting he attends in person and $625 for each meeting he attends via teleconference or other “virtual” means.

•

The members of our Audit, Compensation and Nominating Committees, including the Chairmen, each receive $1,000 for each Committee meeting he attends in person and $500 for each meeting he attends via teleconference or other “virtual” means.

Directors who are also our employees do not receive any compensation for their service as directors.

Below are the amounts we paid to each of our non-employee directors for their service on our Board and committees for the fiscal year ended December 31, 2008. Annual fees paid to the directors for 2008 were pro rated for the number of days in the year after August 1, 2008.

Director Compensation Table

Name	Fees Earned or Paid in Cash ($)
G. Drew Conway	32,500
Paul G. Joubert	33,917
David B. Kaplan(1)	22,542
Stephen D.R. Moore	25,042
Kevin T. O’Leary	23,375
Jeffrey B. Schwartz(1)	22,292
Nathan Walton(1)	22,292
Benjamin Howe(2)	—

(1)	Messrs. Kaplan, Schwartz and Walton were elected to our Board of Directors in August 2008.

(2)	Mr. Howe resigned from our Board in July 2008.

Securities Authorized for Issuance under our Equity Compensation Plans

At December 31, 2008, we had only one equity compensation plan, our 2008 Stock Incentive Plan. The following table contains information about our 2008 Stock Incentive Plan.

Equity Compensation Plan Information

Plan Category	Number of Shares to be Issued upon Exercise of Outstanding Options (Column A)		Weighted Average Exercise Price of Outstanding Options (Column B)	Number of Shares Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Shares Reflected in Column A)
Equity compensation plans that have been approved by our stockholders	3,210,000	(1)	$6.00	1,690,673
Equity compensation plans that have not been approved by our stockholders	—		—	—
Total	3,210,000		6.00	1,690,673

(1)	This amount does not include 99,327 shares of outstanding restricted stock granted to our employees.

Certain Relationships and Related Transactions

Process for Related Person Transactions

Our Board of Directors has adopted a written policy for the review and approval of “related person transactions,” which are transactions, arrangements or relationship in which Stream is a participant, the amount involved exceeds $120,000, and one of our executive officers, directors, director nominees or 5% stockholders (or their immediate family members, each of whom we refer to as a “related person”) has a direct or indirect material interest. All proposed related person transactions must be reported to our Chief Legal and Administrative Officer and reviewed and approved by our Audit Committee. If our Chief Legal and Administrative Officer determines that it is not practicable for the Audit Committee to review and approve the transaction in advance, then she may submit the transaction to the Audit Committee for ratification at the first Committee meeting after the transaction and may also seek interim approval by the Chairman of the Audit Committee.

When reviewing a proposed related person transaction, our Audit Committee considers, among other things, the interest of the related person in the transaction, the dollar amount involved, the purpose of the transaction and the potential benefits to Stream, as well as whether the transaction is in the ordinary course of Stream’s business and whether the transaction is as favorable to Stream as a transaction with an unrelated person would be. The Audit Committee approves or ratifies the related person transaction only if the Committee determines that, under all of the circumstances, the transaction is in, or is not inconsistent with, Stream’s best interests. The Committee also has discretion to impose any conditions that it deems appropriate on Stream or the related person in connection with the transaction.

Transactions with Related Persons

In August 2008, we issued and sold 150,000 shares of our Series A Preferred Stock to Ares for an aggregate purchase price of $150 million, and in March 2009, we issued 702 shares of our Series B Preferred Stock to Ares as consideration for letters of credit issued under the Reimbursement Agreement described below. As the holder of 100% of our Preferred Stock and approximately 78% of all of our outstanding capital stock, Ares is a related person.

In connection with the August 2008 sale of Series A Preferred Stock to Ares, we entered into (1) a Preferred Stock Purchase Agreement dated June 2, 2008 (and amended on July 17, 2008) with Ares, (2) a Stockholder’s Agreement dated August 7, 2008 with Ares (the “Stockholder’s Agreement”) that, among other things, initially gave Ares the right to elect up to three of our directors (in addition to Ares’ right to elect additional directors under our Certificate of Designations for the Series A Preferred Stock, as described above under “Proposal 2—Election of Series A Directors”) and obligates us to obtain Ares’ consent before engaging in certain transactions, and (3) a Registration Rights Agreement dated August 7, 2008 (and amended in March 2009) with Ares that obligates us to register with the SEC the Common Stock issuable upon conversion of Ares’ shares of Preferred Stock and exercise of Ares’ warrants under certain circumstances. On March 2, 2009, we entered into (a) a Guarantee and Reimbursement Agreement between Stream and some of its subsidiaries and Ares (the “Reimbursement Agreement”) under which we may request that Ares or one of its affiliates provide, or cause a financial institution or other entity to provide, letters of credit, guarantees or other forms of credit support to support our financial obligations, and (b) a Subordination and Intercreditor Agreement between Stream and some of its subsidiaries, Ares and PNC Bank, National Association. In March 2009, Ares issued three letters of credit in an aggregate amount of approximately $7 million pursuant to our request under the Reimbursement Agreement.

Ares selected David B. Kaplan, Jeffrey B. Schwartz and Nathan Walton as nominees for Series A Director pursuant to the Stockholder’s Agreement. All three of the Series A Directors have management positions in the Private Equity Group of Ares Management LLC, which indirectly controls Ares.

On March 14, 2008, Charles Kane, our former chief financial officer sold 334,089 shares of our Common Stock and warrants to purchase 300,000 shares of our common stock to Trillium Capital LLC, a limited liability company that is affiliated with R. Scott Murray, our Chief Executive Officer, for an aggregate purchase price of $300,000.

Compensation Committee Interlocks and Insider Participation

None.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and holders of more than 10% of our Common Stock (“Reporting Persons”) to file reports with the SEC disclosing their ownership of and transactions in our Common Stock and other equity securities. Whenever a Reporting Person files such a report with the SEC, the Reporting Person is also required to send us a copy. Based solely on our review of reports that we have received from the Reporting Persons, we believe that all of the Reporting Persons complied with all Section 16(a) filing requirements during 2008, except that, due to an administrative error by Stream, R. Scott Murray was late in filing an amendment to his Form 3 reporting that Trillium Capital LLC, of which Mr. Murray is president, holds more than 10% of our outstanding Common Stock.

By Order of the Board of Directors,

Sheila M. Flaherty, Secretary

April 23, 2008

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼
				PROXY			Please mark your votes like this	☒
1.	Election of Common Stock Directors Proposal – a proposal to elect five Common Stock Directors to the Stream Global Services, Inc . board of directors, each to serve until the 2010 annual meeting of stockholders. The Board of Directors recommends a vote “FOR” the listed nominees.	FOR ALL ☐	WITHHOLD ALL ☐	FOR ALL EXCEPT ☐	2.	Ratification of Ernst & Young LLP Appointment Proposal – a proposal to ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of Stream Global Services, Inc. for the year ending December 31, 2009. The Board of Directors recommends a vote “FOR” this proposal.	FOR ☐	AGAINST ☐	ABSTAIN ☐
	01. R. Scott Murray 04. Stephen D. R. Moore 02. G. Drew Conway 05. Kevin T. O’Leary 03. Paul G. Joubert					Please indicate if you plan to attend this meeting		YES ☐	NO ☐

	Instruction: To withhold authority to vote for any individual nominee, mark “FOR ALL EXCEPT” and write the nominee’s name on the space provided below.				HOUSEHOLDING ELECTION - Please indicate if you consent to receive future investor communications in a single package per household			YES ☐	NO ☐

	Label Area 4” x 1 1/2”				For comments, please check this box and write them on the back where indicated.				☐

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature: Signature (if joint): Date: , 2009.
Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

PROXY	THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

STREAM GLOBAL SERVICES, INC.

FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 3, 2009

The undersigned appoints R. Scott Murray and Sheila M. Flaherty, and each of them, as proxies, each with the power of substitution, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock or Series B Convertible Preferred Stock of Stream Global Services, Inc. held of record by the undersigned at the close of business on April 16, 2009 at the 2009 Annual Meeting of Stockholders of Stream Global Services, Inc. to be held on June 3, 2009 or at any adjournment thereof.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED WITH RESPECT TO ANY PROPOSAL, THE PROXY WILL BE VOTED “FOR” THE PROPOSAL. THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

NO PROPOSAL IS CONDITIONED ON THE APPROVAL OF ANY OTHER PROPOSAL.

This proxy is revocable and will be voted as directed by the undersigned.

(Continued, and to be marked, dated and signed, on the other side)

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼
				PROXY			Please mark your votes like this	☒
1.	Election of Series A Directors Proposal – a proposal to elect three Series A Directors to the Stream Global Services, Inc. board of directors, each to serve until the 2010 annual meeting of stockholders. The Board of Directors recommends a vote “FOR” the listed nominees.	FOR ALL ☐	WITHHOLD ALL ☐	FOR ALL EXCEPT ☐	2.	Ratification of Ernst & Young LLP Appointment Proposal – a proposal to ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of Stream Global Services, Inc. for the year ending December 31, 2009. The Board of Directors recommends a vote “FOR” this proposal.	FOR ☐	AGAINST ☐	ABSTAIN ☐
	01. David B. Kaplan 02. Jeffrey B. Schwartz 03. Nathan Walton					Please indicate if you plan to attend this meeting		YES ☐	NO ☐

	Instruction: To withhold authority to vote for any individual nominee, mark “FOR ALL EXCEPT” and write the nominee’s name on the space provided below.				HOUSEHOLDING ELECTION - Please indicate if you consent to receive future investor communications in a single package per household			YES ☐	NO ☐

	Label Area 4” x 1 1/2”				For comments, please check this box and write them on the back where indicated.				☐

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature: Signature (if joint): Date: , 2009.
Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

PROXY	THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

STREAM GLOBAL SERVICES, INC.

FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 3, 2009

The undersigned appoints R. Scott Murray and Sheila M. Flaherty, and each of them, as proxies, each with the power of substitution, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of Series A Convertible Preferred Stock of Stream Global Services, Inc. held of record by the undersigned at the close of business on April 16, 2009 at the 2009 Annual Meeting of Stockholders of Stream Global Services, Inc. to be held on June 3, 2009 or at any adjournment thereof.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED WITH RESPECT TO ANY PROPOSAL, THE PROXY WILL BE VOTED “FOR” THE PROPOSAL. THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

NO PROPOSAL IS CONDITIONED ON THE APPROVAL OF ANY OTHER PROPOSAL.

This proxy is revocable and will be voted as directed by the undersigned.

(Continued, and to be marked, dated and signed, on the other side)